UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Fifth Avenue
New York, New York 10017

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 771-0505

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

Debt Repurchase

        On December 31, 2008, CIT purchased for approximately $250 million an aggregate equivalent of approximately $360 million of Euro and Sterling denominated senior, unsecured notes with maturities from 2012 to 2016. These purchases resulted in an approximate $110 million pre-tax gain on the extinguishment of debt and debt-related derivatives, which will be reported in the Company’s financial results for the quarter ending December 31, 2008.

        Additionally, the Company’s previously announced and closed Equity Unit Exchange Offer will result in an approximate $99 million pre-tax gain on the extinguishment of approximately $490 million of related debt in the quarter ending December 31, 2008. Tier one capital of $314 million generated from the issuance of approximately 14 million common shares in connection with the Equity Unit Exchange Offer will be recorded primarily as paid-in-capital on the balance sheet.

        We expect to record a loss for the quarter ending December 31, 2008, reflecting a significant increase in our reserve for credit losses, further compression of net interest margin, write-offs of certain account reconciliation differences and costs related to the process of becoming a bank holding company. These items will be partially offset by the gains on debt extinguishment described above. The projected increase in the provision for credit losses reflects the economic environment and the resulting increase in delinquency rates and non-performing assets. The expected decline in net interest margin reflects the utilization of higher-cost funding sources, the cost of maintaining excess liquidity and the higher level of non-performing assets. The account reconciliation write-offs are primarily in the European Vendor Finance business and are the result of a comprehensive work plan that has been evaluating the internal controls and reconciliations of that particular business. Results for the quarter will also reflect lower asset levels, as we continue to manage down new business volume and lower operating expenses, primarily reflecting lower headcount.

        This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By:	/s/ Glenn A. Votek
Glenn A. Votek Executive Vice President & Treasurer

Dated: January 7, 2009